                                                                  EXHIBIT 99.1


    As filed with the Securities and Exchange Commission on June 11, 1998.
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------

                            SYQUEST TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         94-2793941
(State or other jurisdiction of                 (I.R.S. Employer Identification
        incorporation                                        Number)
       or organization)


                             47071 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
                                 (510) 226-4000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ---------------

                                EDWIN L. HARPER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SYQUEST TECHNOLOGY, INC.
                             47071 BAYSIDE PARKWAY
                               FREMONT, CA 94538
                                 (510) 226-4000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -----------------

                                   COPIES TO:
                             ROBERT C. FRIESE, ESQ.
                             STEVEN O. GASSER, ESQ.
                        SHARTSIS, FRIESE & GINSBURG LLP
                      ONE MARITIME PLAZA, EIGHTEENTH FLOOR
                            SAN FRANCISCO, CA  94111
                                 (415) 421-6500

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                              -----------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
=========================================================================================================
 Title of Securities      Amount to be    Proposed Maximum     Proposed Maximum       Amount of
   to be Registered      Registered(1)     Offering Price         Aggregate        Registration Fee
                                            Per Share(2)       Offering Price(2)
---------------------------------------------------------------------------------------------------------
Common Stock,
$0.0001 par value         44,741,512         $1.4375            $ 64,315,924         $18,973.20
=========================================================================================================

(1) Includes (i) a presently indeterminable number of shares issuable on conversion of or otherwise in respect of 30,617 shares of Registrant's 5% Cumulative Convertible Preferred Stock, Series 7, (ii) 221,880 shares issued in exchange for debts owed to certain of the Company's creditors, and (iii) 13,572,541 shares issuable on exercise of certain outstanding stock purchase warrants, as such numbers may be adjusted in accordance with Rule 416, including, without limitation, adjustments as a result of floating rate conversion prices.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock reported in the Nasdaq National Market on May 21, 1998.

    Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             SUBJECT TO COMPLETION
                             DATED __________, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS

                            SYQUEST TECHNOLOGY, INC.
                               44,741,512 Shares
                                  Common Stock
                         (Par Value $0.0001 Per Share)

     All of the shares of Common Stock, par value $0.0001 per share ("Common Stock") of SyQuest Technology, Inc., a Delaware corporation ("SyQuest" or the "Company"), offered hereby are being offered for resale by certain stockholders of the Company (the "Selling Stockholders") as described more fully herein. The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders. See "Use of Proceeds."

     The Common Stock is quoted on the Nasdaq National Market under the symbol "SYQT." The last reported sales price of the Company's Common Stock on the Nasdaq National Market on June 5, 1998, was $1.484 per share.

     The shares of Common Stock offered hereby by the Selling Stockholders consist of (i) in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), a presently indeterminable number of shares of Common Stock issuable on conversion or otherwise in respect of 30,617 shares of the Company's 5% Cumulative Convertible Preferred Stock, Series 7, par value $0.0001 (the "Series 7 Preferred Stock"), (ii) up to 221,880 shares of Common Stock issued in exchange for debts owed to certain of the Company's creditors and (iii) up to 13,572,541 shares of Common Stock issuable on exercise of certain outstanding stock purchase warrants (the "Stock Purchase Warrants"). The number of shares of Common Stock estimated to be issuable and available for resale on the conversion of the Series 7 Preferred Stock is based on a conversion price of $1.484, which price is the closing sale price of the Common Stock on June 5, 1998. The number of shares available for resale is subject to adjustment and could be materially less or more than such estimate depending on factors that cannot be predicted by SyQuest at this time, including, among others, the future market price of the Common Stock. This presentation is not intended, and should in no way be construed, as a prediction of the future market price of the Common Stock. THE SECURITIES BEING OFFERED BY THIS PROSPECTUS REPRESENT APPROXIMATELY 43.2% OF THE ISSUED AND OUTSTANDING COMMON STOCK OF THE COMPANY. See "Risk Factors --Convertible Securities, Options and Warrants; Dilution" and "Selling Stockholders."

                                  ___________

     THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 5 OF THIS PROSPECTUS.
                                  ___________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ___________

     All expenses of this offering will be paid by the Company except for commissions, fees and discounts of any underwriters, brokers, dealers or agents retained by the Selling Stockholders. Estimated expenses payable by the Company in connection with this offering are approximately $58,973.20. See "Plan of Distribution." The aggregate proceeds to the Selling Stockholders from the sale of Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Securities Act.
See "Plan of Distribution."

     The Selling Stockholders, directly or through agents, broker-dealers or underwriters, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale, in transactions on the Nasdaq National Market, in privately negotiated transactions or otherwise. The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. See "Use of Proceeds" and "Plan of Distribution."

     "SyQuest" and "SyJet" are registered trademarks of the Company. "EZ135," "EZ Flyer," "SparQ" and "Quest" are trademarks of the Company. This Prospectus also includes trademarks of companies other than SyQuest Technology, Inc.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed or to be filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Prospectus:

     1) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1997;

     2) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, and March 31, 1998;

     3) The Company's Current Reports on Form 8-K dated October 4, 1997, November 14, 1997, December 18, 1997, February 13, 1998, February 17, 1998, March 25, 1998, and April 22, 1998;

     4) The Company's Registration Statement on Form 8-A registering the Common Stock under Section 12(g) of the Exchange Act;

     5) The Company's Proxy Statement for its Special Meeting of Stockholders held November 5, 1997; and

     6) The Company's Proxy Statement for its 1998 Annual Meeting of Stockholders filed May 11, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein or into such documents). Such request may be directed to SyQuest Technology, Inc., 47071 Bayside Parkway, Fremont, California 94538, telephone (510) 226-4000,
Attn: Chief Financial Officer.

                             ADDITIONAL INFORMATION

     The Company is subject to the reporting requirements of the Exchange Act, and, in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains a World Wide Web site (http:/www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

     A registration statement on Form S-3 with respect to the Common Stock offered hereby (the "Registration Statement") has been filed with the Commission under the Securities Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C. 20549, on payment of the prescribed fees.

                                  THE COMPANY

     The Company designs, develops, manufactures and markets removable hard disk cartridges, associated disk drives and free-standing storage systems. The Company's products combine the advantages of fixed hard disk drives with the benefits of removability, which include unlimited incremental expansion of data storage capacity, transfer and sharing of data and software among personal computers, and backup, archival storage and physical security of data. The Company's principal products have been 3.5 inch and 5.25 inch cartridges, drives and storage systems used with personal computers and work stations. The Company's products are typically purchased by distributors, mail order firms, national retail chains, value added resellers, original equipment manufacturers ("OEMs") for integration into their equipment, government contractors and others for resale to the end users.

     The Company's principal executive offices are located at 47071 Bayside Parkway, Fremont, California 94538, telephone (510) 226-4000.

                                  RISK FACTORS


     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY.

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND BELIEFS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES AND THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS SUGGESTED BY ANY FORWARD-LOOKING STATEMENTS. SOME OF THE FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE FOLLOWING RISK FACTORS, AS WELL AS FACTORS DISCUSSED ELSEWHERE IN THIS PROSPECTUS AND IN THE COMPANY'S SEC REPORTS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

CONTINUING LOSSES; FUTURE FINANCING NEEDS

     The Company incurred operating losses during the last 24 months totaling approximately $188.7 million, including a net loss of approximately $68.3 million during the six-month period ended March 31, 1998. The lack of cash flow and available funds caused by the accumulated losses have adversely affected the Company's product delivery and marketing efforts, restricted flexibility in payment terms required by suppliers and manufacturers, limited access to credit, affected employee recruitment and retention and diverted management time and attention. As a result of the Company's net operating losses and dependence on additional financing, the independent accountant's report on the Company's consolidated financial statements for the year ended September 30, 1997, includes an explanatory paragraph highlighting the Company's continuing operating losses. During the second half of fiscal 1996, the Company began assembling a turnaround management team in an attempt to address these difficulties and restore viability.

     The Company funded its working capital requirements and capital expenditures during the period October 1996 through April 1998 through a combination of existing cash resources, asset-based borrowings and a series of capital financing transactions. During this period, the Company raised gross proceeds of approximately $200 million from sales to private investors of convertible preferred stock, Common Stock and warrants. Of this amount, approximately $82.3 million was raised during the six months ended March 31, 1998. In April 1998, the Company raised approximately $20.2 million from the exercise of outstanding warrants to purchase Common Stock. The proceeds received during the six months ended March 31, 1998, and in April 1998 were used to fund operating losses and pay for the Company's sales and marketing program aimed at stimulating demand for its new products.

     The Company may continue to experience operating losses despite new product introductions due primarily to product start-up costs, competitive price reductions and the risk that the Company's new products may not be accepted in the marketplace. See "Risk Factors -- Uncertain Market Acceptance of New Products" and "--Competition." Continuing operating losses will necessitate additional financings in the future which will continue to dilute the percentage ownership of the Company's stockholders. See "Risk Factors -- Convertible Securities, Options and Warrants; Dilution." Factors such as higher interest rates, the inability to borrow without collateral, higher capital financing costs and limitations on further equity funding without stockholder approval or the unavailability of such funding will have a material adverse effect on the Company's cash resources, cash flow and financial condition.

     As a result of the sustained losses, the Company had available significant deferred tax assets at September 30, 1996 and 1997, and March 31, 1998. Realization of these deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Management believes that it is more likely than not that the Company will not realize these deferred tax assets as there can be no assurances that the Company will not continue incurring losses for U.S. income tax purposes. Accordingly, a valuation allowance, in an amount equal to the net deferred tax asset as of September 30, 1996 and 1997, and March 31, 1998, has been established to reflect these uncertainties.

     At March 31, 1998, the Company had approximately $16.6 million in cash and short-term investments. During the six months ended March 31, 1998, approximately $66.1 million of cash was used for operating activities and approximately $6.2 million for capital expenditures. Net accounts receivable at March 31, 1998, totaled $33.1 million. Days sales outstanding in accounts receivable was 63 days at March 31, 1998, compared with 68 days at September 30, 1997.

     In fiscal 1998, management anticipates raising additional equity capital primarily through the sale of Common Stock covered by currently outstanding warrants issued in conjunction with previously completed financings. If all of the warrants outstanding at March 31, 1998, were exercised, the Company would receive cash proceeds of approximately $150 million. The outstanding warrants, however, do not include any demand or call provisions. To induce existing warrant holders to exercise their warrants, management may have to offer discounts to the contractual exercise prices, issue exchange warrants at market or negotiated discount exercise prices or provide other incentives. In March and April 1998, the Company sold a total of 6,245,681 shares of Common Stock to certain investors at par value as incentives for the investors to exercise their outstanding warrants. The terms of the transactions are described in the Company's Current Reports on Form 8-K dated March 25, 1998, and April 22, 1998.

     Management believes it has sources of equity capital in addition to the exercise of currently outstanding warrants, through the issuance of additional convertible preferred stock or debt instruments such as convertible debentures. There can be no assurance, however, that such financings would be available when needed, if at all, or on favorable terms and conditions. The existence of the outstanding convertible preferred stock, warrants and options is likely to affect materially and adversely the terms on which the Company can obtain additional financing. Moreover, the holders of such convertible securities, warrants and options can be expected to exercise them at a time when the Company would otherwise, in all likelihood, be able to obtain additional capital by an offering of its unissued capital stock on terms more favorable to the Company than those provided by such convertible securities, warrants and options.

     In May 1998, the Company renegotiated its domestic line of credit with a financial institution, continuing the existing terms and extending the line through May 31, 1999. The line provides for a limit on borrowings of the lesser of $30.0 million or a combination of 80 percent of eligible accounts receivable and 40 percent of eligible finished goods inventory. As of March 31, 1998, approximately $20.7 million of borrowings were outstanding under the line.

     On March 31, 1998, the Company's manufacturing subsidiary in Penang, Malaysia, SyQuest Technology Sdn Bhd (M), had a banking facility (the "facility") with a Malaysian financial institution expiring September 1998 and consisting of a line of credit for (RM) 17.5 million (approximately $4.8 million) and a term loan for (RM) 9.6 million (approximately $2.6 million). The subsidiary's building, equipment, inventory, and eligible receivables secure the facility. As of March 31, 1998, approximately $7.4 million of borrowings were outstanding against this facility.

     The precise amount and timing of the Company's future funding needs will depend on a number of factors, including the market demand for the Company's products, the quality of product development and delivery efforts, availability of critical components, management of working capital, and continuation of normal payment terms and conditions for purchase of materials and services. In particular, the Company needs sufficient capital to enable it to implement a marketing strategy that will adequately address the appropriate markets and generate sales demand for its new products. The Company also needs working capital sufficient to support increased sales and the required investments in accounts receivable and inventory. If results of operations for fiscal 1998 do not meet management's expectations, or additional capital is not available in the equity markets or under existing credit agreements, management believes it has the ability to reduce certain expenditures to the extent necessary to satisfy the Company's working capital and capital expenditure requirements through the remainder of fiscal 1998.

     The inability to secure additional financing when needed, coupled with continuing losses, could jeopardize the Company's ability to maintain the listing of its Common Stock on the Nasdaq National Market tier of The Nasdaq Stock Market. Delisting from that market could adversely affect the liquidity and price of the Company's Common Stock. Moreover, investors could find it more difficult to dispose of or obtain quotations for the Company's Common Stock because the bid and asked quotations would be reported on an electronic bulletin board such as the OTC Bulletin Board or a similar quotation medium.

UNCERTAIN PROFITABILITY OR SUCCESSFUL TURNAROUND

     The Company continues to execute its turnaround plan, which includes focusing on its core products and production efficiencies. A successful turnaround and return to profitability are subject to the risks described herein and in the Company's Annual Report on Form 10-K, as amended, for its fiscal year ended September 30, 1997. Many of the risks are beyond the Company's control. There can be no assurance that the Company's turnaround plan will be successful or that it will secure sufficient capital to withstand prolonged operating losses.

     Market acceptance of the Company's products and access to capital continue to be paramount in ensuring a successful turnaround strategy. The Company's products are subject to increasing competition from several other removable-media data storage devices. To secure adequate market share, the Company must ensure that the functionality and quality of its products are effectively communicated to the marketplace. As a result, the Company needs sufficient capital to implement a marketing strategy that will adequately address the appropriate markets. The Company is also dependent on the successful production and sale of the SyJet and SparQ product lines. See "Risk Factors-Uncertain Market Acceptance of New Products" and "-Competition." Additionally, the decline in volumes and pricing on mature products will continue to have a negative impact on the Company's revenue. The Company historically has not carried a significant backlog of customer orders. Its customers tend to order product for immediate shipment and, consequently, the Company does not have visibility on order rates or demand for its products generally beyond thirty days. Critical to each of these factors is the Company's ability to attract additional investment capital. There can be no assurances that the Company will achieve these objectives.

CONVERTIBLE SECURITIES, OPTIONS AND WARRANTS; DILUTION

     The equity investments of purchasers of Common Stock in this offering will be substantially diluted to the extent that shares of convertible preferred stock issued in previous financings are converted to Common Stock and outstanding options and warrants are exercised. Such dilution will be greater if the Company issues additional shares of convertible preferred stock in lieu of cash dividends payable on the outstanding preferred stock, if the future market price of the Common Stock decreases as the number of conversion shares to be issued increases, and if the Company issues additional convertible preferred stock or other securities in future financings or as incentives for existing holders to exercise options or warrants. Securities issued in connection with future financings may also have rights, privileges and preferences senior to those of existing stockholders.

        The exact number of shares of Common Stock issuable on conversion of the Series 3, Series 4, Series 5 and Series 7 preferred stock (collectively, the "Preferred Stock") cannot be estimated with certainty because, generally, such issuances of Common Stock will vary inversely with the market price of the Common Stock at the time of such conversion, and there is no maximum limit on the number of shares of Common Stock that may be issuable. The number of shares of Common Stock issuable on conversion of the Preferred Stock is also subject to various adjustments to prevent dilution of the outstanding Preferred Stock resulting from stock splits, stock dividends or similar transactions. Further, the Company may issue additional shares of Series 3, Series 4 and Series 7 Preferred Stock in lieu of cash dividends due the holders of such Preferred Stock. In addition to the outstanding Preferred Stock, the Company had outstanding on March 31, 1998, options and warrants to purchase approximately 60 million shares of Common Stock.

     To the extent that such options and warrants are exercised or such convertible securities are converted, substantial dilution of the interests of the Company's stockholders is likely to result and the market price of the Common Stock could be materially adversely affected. Such dilution will be greater if the future market price of the Common Stock decreases, because the number of conversion shares to be issued will increase. For the life of such warrants, options and convertible securities, the holders will have the opportunity to profit from a rise in the price of the underlying securities. The existence of such warrants, options and convertible securities is likely to affect, materially and adversely, the terms on which the Company can obtain additional financing, and the holders of such warrants, options and convertible securities can be expected to exercise them at a time when the Company would otherwise, in all likelihood, be able to obtain additional capital by an offering of its unissued capital stock on terms more favorable to the Company than those provided by such warrants, options and convertible securities.

     The following table sets forth in summary form as of April 30, 1998, the Company's material financings during the period June 1996 through April 30, 1998. The terms of these financings are described in the Company's reports on Form 8-K dated, respectively, June 14, 1996; October 31, 1996; November 11, 1996; February 28, 1997;

May 30, 1997; August 4, 1997; October 4, 1997; February 13, 1998; February 17,
1998; March 25, 1998; and April 22, 1998.

                                                                                                        Resulting
                                                                       Preferred          Gross          Common      Warrants
Date                           Series/Transaction                        Shares         Proceeds         Shares       Issued
----------   ------------------------------------------------------   ------------   ---------------   ----------   ----------
      6/96   7% Cumulative Convertible Preferred Stock, Series 1         20,000(2)   $ 20,000,000      10,301,708          ---
      7/96   6% Convertible Subordinated Debenture (1)                      ---      $  7,700,000(7)          ---          ---
9/96-10/96   Various Debt to Equity Exchanges                               440        24,440,000(7)    8,047,269          ---
 2/97-4/97
     10/96   Cumulative Convertible Preferred Stock, Series 1             5,500(2)   $  5,500,000       3,289,981    1,096,660
     10/96   5% Cumulative Convertible Preferred Stock, Series 2         24,500(2)   $ 24,500,000      12,440,447    4,146,816
     11/96   Common Stock Sale                                              ---      $  8,500,000       1,500,000    1,875,000
      4/97   5% Cumulative Convertible Preferred Stock, Series 3         50,000(3)   $  5,000,000       2,485,070    5,000,000
      5/97   5% Cumulative Convertible Preferred Stock, Series 4        280,000(4)   $ 28,000,000      10,069,645   28,000,000
      8/97   Common Stock Sale                                              ---      $  3,500,000       1,382,716    3,500,000
9/97-10/97   Convertible Preferred Stock, Series 5                       30,000(5)   $ 30,000,000             ---   21,000,000
 2/98-3/98   5% Cumulative Convertible Preferred Stock, Series 7         30,000(6)   $ 30,000,000       8,311,688    5,059,010
 3/98-4/98   Warrant Exercises                                              ---      $ 37,412,000      19,737,129           --
             Total                                                      440,440      $224,552,000      77,565,653   69,677,486
                                                                        =======      ============      ==========   ==========

(1) The 6% Convertible Subordinated Debenture was issued to a supplier as part of a debt-to-equity transaction in which $2,775,000 is convertible into up to 400,000 shares of the Company's Common Stock at a conversion price of $6.9375 per share.
(2)  All preferred shares have been converted into Common Stock.
(3)  46 shares of Series 3 Preferred Stock remain unconverted.
(4)  57,657 shares of the Series 4 Preferred Stock remain unconverted.
(5)  21,182 shares of the Series 5 Preferred Stock remain unconverted.
(6)  There have been no conversions of the Series 7 Preferred Stock.
(7)  No cash proceeds were received by the Company.

     The exact number of shares of Common Stock issuable on conversion of the Series 3, 4, 5 and 7 Preferred Stock, the only series of preferred stock that have not been fully converted, cannot be estimated with certainty because, generally, such issuances of Common Stock will vary inversely with the market price of the Common Stock at the time of such conversion, and there is no maximum limit on the number of shares of Common Stock that may be issuable. The number of shares of Common Stock issuable on conversion of the Preferred Stock is also subject to various adjustments to prevent dilution resulting from stock splits, stock dividends or similar transactions. Further, the Company may, at its election, choose to issue additional shares of Series 4 Preferred Stock in lieu of cash dividends due to the holders of such stock, and will issue additional shares of Series 7 Preferred Stock as dividends to the holders of Series 7 Preferred Stock.

     The Company has authorized the issuance of 40,000 shares of its 5% Cumulative Convertible Preferred Stock, Series 6 (the "Series 6 Preferred Stock"). The Company has not, however, issued any shares of the Series 6 Preferred Stock.

     In addition to the Preferred Stock, the Company had outstanding at April 30, 1998, options and warrants to purchase approximately 58.3 million shares of Common Stock, at a weighted average exercise price of approximately $3.00 per share.

     The Company has registered the Common Stock issuable on exercise of the outstanding warrants and conversion of the Preferred Stock pursuant to a prospectus included in Registration Statement Nos. 333-7369, 333-17119, 333-28225 and 333-40329. Such registered shares can be sold without any holding period or sales volume limitations. In addition, the Company has filed Registration Statements on Form S-8 under the Securities Act registering a total of 11,576,358 shares of Common Stock reserved for issuance under the Company's employee stock option and stock purchase plans. Options to purchase an aggregate of 8.4 million shares were outstanding under the stock option plans as of April 30, 1998, and no shares remain available for purchase under the stock purchase plan. Common Stock acquired by employees under such plans may be resold immediately, subject to Rule 144 volume limitations applicable to affiliates of the Company and vesting restrictions. The Company has sought stockholder approval of an amendment to the employee stock purchase plan to increase by 2 million the number of shares of Common Stock reserved for issuance thereunder. See the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders, incorporated herein by reference.

NEED FOR STOCKHOLDER APPROVALS IN CONNECTION WITH FINANCINGS

     At the November 1997 Special Meeting of Stockholders, the Company's stockholders approved an increase in the number of shares of authorized Common Stock from 120 million shares to 240 million shares. Assuming the conversion of all Preferred Stock outstanding as of April 30, 1998, and the exercise of all options, warrants and other stock commitments outstanding as of that date, the Company would have had approximately 175 million shares of Common Stock issued and outstanding as of April 30, 1998, leaving approximately 65 million shares of Common Stock available for future issuance. Should additional shares be needed for future financings, the Company will have to obtain stockholder approval to increase the authorized number of shares of the Company's Common Stock.

     The rules of The Nasdaq Stock Market, Inc. ("Nasdaq"), to which the Company is subject, require stockholder approval of certain transactions that involve the sale or issuance of common stock in an amount equal to 20% or more of a company's outstanding common stock if the consideration for the issuance is less than the greater of book value or market value of the stock (the "20% Limitation"). The Company has been notified by Nasdaq that, in its view, stockholder approval would be necessary for the Company to issue shares of Common Stock equal to 20% or more of its outstanding Common Stock in connection with the exercise of the Series 7 Preferred Stock.

     It is likely that the Company would be required to exceed the 20% Limitation for both the Series 5 and Series 7 Preferred Stock if the holders thereof desire to convert those shares to Common Stock and exercise their respective warrants for Common Stock. In connection with the conversion of the Series 4 Preferred Stock and the exercise of related warrants, the Company has already been called on to issue a number of shares of Common Stock that would be equal to or greater than 20% of its outstanding Common Stock.

     The terms under which the Series 4, 5 and 7 Preferred Stock were issued include penalties if the holders of such stock are unable to convert their Preferred Stock into, or exercise their related warrants for, Common Stock because the 20% Limitation prevents the Company from issuing a sufficient number of shares of Common Stock. For the Series 4 and 5 Preferred Stock, the penalty requires that the Company issue warrants for a significant number of shares of Common Stock on an ongoing basis during the entire period that the 20% Limitation prevents the Company from issuing Common Stock in response to a notice of conversion. For the Series 7 Preferred Stock, the penalty requires that the Company redeem the Series 7 Preferred Stock at 120% of its $1,000 per share stated value (the "Redemption Price").

     The exercise of additional Common Stock warrants issued to the holders of the Series 4 and 5 Preferred Stock as a result of the penalty provisions would significantly dilute the equity interest of the Company's stockholders. Payment of the Redemption Price, in the case of the Series 7 Preferred Stock, could, depending on the number of shares redeemed, have a material adverse effect on the Company's cash flow and the Company's turnaround. Moreover, the adverse consequences of such a redemption could have more widespread implications, such as making it more difficult to raise additional capital in the future or increasing the cost of such capital. If the Company were to violate the 20% Limitation, Nasdaq's regulatory arm could institute procedures to delist the Common Stock from The Nasdaq National Market, with the result that stock price quotations for the Company's Common Stock would appear on an electronic bulletin board or similar quotation medium. If the Common Stock were to be delisted from The Nasdaq National Market, the Company could have difficulty raising capital in the future because of the loss of liquidity and probable loss of value of the Company's Common Stock, and the Company's stockholders would likely experience difficulty in selling their shares.

     The Company's definitive Proxy Statement for its 1998 Annual Meeting of Stockholders seeks ratification of past financing transactions and approval of the issuance of Common Stock in excess of the 20% Limitation in connection with the conversion and exercise of outstanding Preferred Stock and warrants sold in certain financing transactions, including the conversions of Series 4, 5 and 7 Preferred Stock and the exercise of related warrants. Although the Company believes it is unlikely that the issuance of Common Stock and warrants to purchase Common Stock in connection with other transactions would be subject to the restrictions imposed by the 20% Limitation, the Company nevertheless has sought stockholder ratification of those transactions and stockholder approval to issue, if required, additional shares of Common Stock pursuant to such transactions. The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this proposal. See the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders, incorporated by reference herein. Should the Company receive a notice of conversion or exercise from one or more of the holders of Preferred Stock and warrants that it cannot honor because the stockholders do not approve the issuance of Common Stock in excess of the 20% Limitation, and the Company cannot obtain an exemption from the 20% Limitation from Nasdaq, the Company could be forced either to (a) pay one or more of the penalties described above, or (b) voluntarily delist the Common Stock from The Nasdaq National Market so that the Common Stock would be quoted on an electronic bulletin board or a similar quotation medium where the 20% Limitation does not apply. See "Risk Factors -- Continuing Losses; Future Financing Needs." There can be no assurance that the stockholders will approve the past financing transactions or any future financing transactions for which stockholder approval is required.

VOLATILITY OF STOCK PRICE; RISK OF CONTINUED SHORT SELLING

     Trading prices of shares of high technology companies including the securities of SyQuest have been volatile. In addition, the Company's Common Stock has in the past experienced substantial levels of short selling, which has depressed and increased the volatility of the market price of the Company's Common Stock. Short sales of the Company's Common Stock could continue in the future, despite the Company's efforts to curtail such trading practices. The terms of the Securities Purchase Agreements for the Series 4 and 5 Preferred Stock require each purchaser of those shares of Preferred Stock to represent that it will not cover any short sales with any shares of Common Stock received on conversion of such Preferred Stock, as dividends on such Preferred Stock or on exercise of warrants acquired in connection with the purchase of such Preferred Stock. The terms of the Securities Purchase Agreements for the Series 7 Preferred Stock require each purchaser of those shares of Preferred Stock to represent that it will not cover short sales entered into prior to its purchase of such Preferred Stock with any shares of Common Stock received on conversion of such Preferred Stock, as dividends on such Preferred Stock or on exercise of warrants issued in connection with the purchase of such Preferred Stock. The terms of the Securities Purchase Agreements, however, do not prohibit the holders of Series 4, 5 or 7 Preferred Stock from engaging in short sales. Because the number of shares of Common Stock issuable on exercise of the Series 4, 5 and 7 Preferred Stock increases as the price of the Common Stock decreases, short selling prior to the conversion of shares of the Preferred Stock could, if the short selling causes the price of the stock to drop, result in the issuance of a substantially greater number of shares of Common Stock than would be issuable if such short selling had not occurred. See "Risk Factors -- Volatility of Stock Price; Risk of Continued Short Selling" and "-- Convertible Securities, Options and Warrants; Dilution." The trading price of the Common Stock could also be subject to wide fluctuations in response to announcements of technological innovations or new products by the Company or its competitors, variations in the Company's operating results, continued high levels of short selling of the Common Stock, or general economic or stock market conditions and other events and factors. These broad market fluctuations may adversely affect the market price of the Common Stock.

     Following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. In 1996, the Company was named as a defendant in four putative class action lawsuits and as a nominal defendant in one stockholder derivative lawsuit. Such litigation can result and has resulted in substantial costs and a diversion of management attention and resources. See "Risk Factors-- Class Action and Shareholder Derivative Lawsuits."

     In addition, the Company believes that electronic bulletin board postings regarding the Company on America Online and other similar services, some of which have contained false information about Company developments, have contributed to volatility in the market price of the Common Stock and may continue to do so. Any information concerning the Company, including projections of future operating results, appearing in such on-line bulletin boards or otherwise emanating from a source other than the Company should not be relied on as having been supplied or endorsed by the Company.

UNCERTAIN MARKET ACCEPTANCE OF NEW PRODUCTS

     The Company's ability to reduce or eliminate future operating losses depends in large part on the acceptance of its new products in the marketplace, its ability to establish those products as industry standards, the price, performance and other characteristics of competing products and the Company's success in establishing OEM arrangements for its new products.

     In December 1996, the Company began shipping its SyJet 1.5 Gigabyte Removable Cartridge Hard Drive ("SyJet") product line. SyJet production and shipments were initially constrained by industry-wide shortages of critical components, manufacturing yield problems and late delivery of raw materials, and revenues and profits attributable to SyJet products have been affected by competitive price cuts. On November 3, 1997, the Company announced and began shipping its SparQ 1.0 Gigabyte Removable Cartridge Hard Drive ("SparQ") product line. Production start-up and advertising costs attributable to the launch of SparQ contributed to the net loss reported for the fiscal quarters ended December 31, 1997 and March 31, 1998. Component shortages also constrained shipments of SparQ products in the first and second fiscal quarters to meet current order backlog. Sales of SparQ were strong during the second fiscal quarter ended March 31, 1998, however, and contributed to increased net revenue during the quarter. On November 10, 1997, the Company announced its Quest 4.7 Gigabyte Removable Cartridge Hard Drive, and beta shipments began in December 1997. Management has decided to focus the Quest product line exclusively on Original Equipment Manufacturer (OEM) opportunities. The cost of distribution into the OEM channel is less than that of the retail marketplace. The production ramp-up for Quest will only occur with the support of OEM demand for this product.

     Initial market acceptance of the SyJet and SparQ product lines was favorable. The SparQ drive set a new price-performance standard for removable cartridge drives in its first two months on the market. In an effort to increase shipments of SparQ to meet anticipated customer demand, the Company intends to focus additional available resources on the opportunities created by this product line. SparQ was designed and released as a low cost mass market removable storage solution and, consequently, the Company must achieve a significant ramp in units of production. Increasing SparQ shipments over the next several quarters will require additional manufacturing equipment to support the anticipated ramp in units of production. The additional manufacturing equipment will require incremental capital spending of up to an additional $20 to $30 million. The Company plans to finance the efforts to ramp the SparQ units of production and the related working capital requirements by issuing additional capital stock either through the exercise of existing stock warrants or issuance of new securities. There is no assurance that the Company will be able to secure additional cash resources when needed, if at all, or on favorable terms. There can be no assurance that the level of acceptance for the SparQ drive or any of the Company's other new products will continue or grow or that the Company will be successful in its efforts to increase manufacturing output to meet projected demand. The inability to overcome these risk factors would materially adversely affect the Company's financial performance and liquidity. See "Risk Factors -- Competition" and "-- Shortages of Critical Components; Absence of Supply Contracts; Supplier Workouts."

SHORTAGES OF CRITICAL COMPONENTS; SUPPLIER WORKOUTS

     Disruption in the supply of key components in prior quarters has had a material adverse effect on the Company's ability to produce and sell product in volumes necessary to meet demand. Many components incorporated in, or used in the manufacture of, the Company's products are currently only available from sole source suppliers. Moreover, the Company purchases all of its sole and limited source components and equipment pursuant to purchase orders placed from time to time and has no guaranteed supply arrangements. During the 1996 and 1997 fiscal years, the Company experienced disruption in its supply of certain components for a number of reasons, including industry-wide shortages and the shortage of cash to pay suppliers, which adversely affected the Company's ability to produce EZ Flyer 230 and SyJet products. The Company may experience difficulty in obtaining a sufficient supply of many key components from time to time due to supplier shortages, the shortage of cash to pay suppliers or other reasons.

     On July 15, 1996, the Company issued a debenture to one of its suppliers pursuant to which up to 400,000 shares of Common Stock could be issued to the supplier at a conversion price of $6.9375 per share. Thereafter, the Company conducted similar negotiations with other suppliers to extend the payment dates on amounts owed and converted a total of approximately $43.1 million of accounts payable and other obligations into notes payable to reflect extended repayment terms. In September and October 1996, and February, March, April and December 1997, the Company exchanged some of the notes payable for an aggregate of 8,188,571 shares of Common Stock. As a result of the Company's completion of recent financing transactions and other efforts by management to improve SyQuest's financial condition, most of the Company's suppliers have transitioned from doing business with the Company on a C.O.D. basis and are selling to the Company under more standard commercial terms. If the Company were to experience more severe cash flow problems in the future, many of its key suppliers might again require C.O.D. payments which would place a significant demand on the Company's available cash resources and limit the Company's financial flexibility and ability to meet market demand for its products.

     The inability to obtain sufficient components and equipment, obtain or develop alternative sources of supply at competitive prices and quality, or avoid manufacturing delays could prevent the Company from producing sufficient quantities of its products to satisfy market demand, result in delays in product shipments, increase the Company's material or manufacturing costs, or cause an imbalance in the inventory level of certain components. Moreover, difficulty in obtaining sufficient components could cause the Company to modify the design of its products to use more readily available components, and such design modifications could result in increased costs and product performance problems. Any or all of these problems could in turn result in the loss of customers, provide an opportunity for competing products to achieve market acceptance or increase market share and otherwise adversely affect the Company's business and financial results.

COMPETITION

     The data storage industry is highly competitive. The Company believes that its products compete most directly with other removable-media data storage devices, such as disk drives offered by Iomega Corporation and magneto optical disk drives. Although the Company believes that its products offer performance and certain other advantages over most other removable-media storage devices available today, the price/performance levels of existing removable-media products will likely improve and other companies will introduce new removable-media storage devices. Accordingly, the Company believes that its products will face increasingly intense competition from competitors, many of which have significantly greater financial and marketing resources than the Company. In particular, a consortium comprised of Compaq Computer, 3M, OR Technology and Matsushita-Kotobuki Electronics Industries Ltd. has announced and is selling the LS120, a high-capacity floptical drive that is compatible with conventional floppy disks. Both Mitsubishi Electric Corp. and Mitsumi have also announced plans to manufacture a high-capacity, floppy drive that is downwardly compatible with existing floppy diskettes. Additionally, Avatar, Nomai, Imation and Caleb have products that compete with SyQuest products. Sony Corporation and Fuji Photo Film Co. have also announced a jointly developed "HiFD" 3.5 floppy disk system with a 200 Megabyte storage capacity. If successfully marketed, these drives would compete with the Company's SparQ products. The Iomega Zip drive, a high-capacity floppy disk drive, also competes with the SparQ. The JAZ and JAZ II drives are removable hard drives and compete directly with SyQuest's products. To the extent that SyQuest drives are used for incremental primary storage capacity, they also compete with conventional hard disk drives. In addition, the leading suppliers of conventional hard disk drives could at any time decide to enter the removable-media storage market.

     As new and competing removable-media storage solutions are introduced, it is possible that the first such solution to achieve a significant market presence will emerge as an industry standard and achieve a dominant market position. There can be no assurance that the Company's products would achieve significant market acceptance under such conditions, particularly in light of the Company's size and market position relative to that of its competitors.

RELIANCE ON MANUFACTURING RELATIONSHIPS

     The Company uses independent parties to manufacture certain of its components and currently has manufacturing relationships for cartridges and others for manufacture and subassembly of components. The Company's manufacturing relationships are generally not covered by binding contracts and may be subject to unilateral termination by the Company's manufacturing partners. Moreover, the Company has no assurances that its third-party manufacturers will continue to be willing or able to meet the Company's quantity or quality requirements for manufactured products. In January 1997, the Company filed a lawsuit against one such manufacturer, Nomai, S.A., and certain related parties for patent and trademark infringement, misrepresentation, breach of contract and related claims. The suit has been resolved as to Nomai, S.A., although certain claims remain as to a co-defendant distributor. See "Risk Factors -- Dependence on Proprietary Technology; Intellectual Property Litigation."

DEPENDENCE ON STRATEGIC ALLIANCES

     Many of the Company's competitors have formed cooperative strategic alliances to, among other things, increase access to new technology, distribution channels, markets, capital, manufacturing capacity or marketing expertise. The Company's business strategy would be enhanced by establishing strategic alliances with a variety of key companies within the computer, audio and video industries. Among the types of alliances contemplated by the

Company's business strategy are: OEM arrangements with personal computer, audio and video product manufacturers that will include SyQuest products as a standard feature or factory-installed option in personal computers; reseller arrangements (including private and co-branding arrangements) with major vendors of computer products covering the resale of the Company's products by such companies; and licensing arrangements under which the Company grants certain computer manufacturers on a royalty-bearing basis the right to manufacture and sell its drives or media. The inability to establish strategic alliances with such manufacturers and vendors, particularly OEM arrangements, could put the Company at a competitive disadvantage. The Company's existing strategic alliances are generally not covered by binding contracts, may be subject to unilateral termination by the Company's strategic partners, and may also require the Company to share control over its manufacturing and marketing programs and technologies.

TECHNOLOGICAL CHANGE AND NEW PRODUCTS

     The Company operates in an industry that is subject to rapid technological change and rapid change in consumer demands. For example, over the last 10 years the typical hard disk drive included in a new personal computer has increased in capacity from approximately 40 megabytes (Mbs) to 3 gigabytes (GB) or more, while the market price per megabyte of a hard disk drive has dramatically decreased. The Company's future profitability, if any, will depend in significant part on its ability continually to develop and introduce, in a timely manner, new removable cartridge hard drive products with improved features, and to develop and manufacture those new products within a cost structure that enables the Company to sell such products at lower prices than those of comparable products today. In addition, the Company depends on technological developments from vendors for the components of its products (such as heads, semiconductor devices and media). The Company's products are targeted for sale to the Company's traditional customer base in the desktop publishing, pre-press and service bureau segments, to computer, audio and video OEMs, to the retail market, and to a broad array of users in the SOHO (Small Office/Home Office) market segment. There can be no assurance that the Company will be successful in developing, manufacturing and marketing cost effective products that meet both the performance and price demands of the data storage market.

QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

     The Company has experienced and may continue to experience significant fluctuations in its quarterly operating results. Factors such as price reductions, the introduction and market acceptance of new products, product returns, availability of critical components, lower gross profits associated with the Company's newer products and decreasing demand for the Company's older products could contribute to quarterly fluctuation. Moreover, the Company's expense levels are based in part on expectations of future sales levels, and a shortfall in expected sales could therefore result in a disproportionate decrease in the Company's financial performance. As a result of these and other factors, it is likely that the Company's operating results in some future period will be below the expectations of investors, which could cause a significant reduction in the market price of the Common Stock. A decline in the market price of the Common Stock would have an adverse effect on the Company's ability to raise needed capital on terms acceptable to management.

     The revenue, operating loss and loss per share for the last two quarters of the fiscal year ended September 30, 1997, and the first two quarters of fiscal 1998 are presented below to illustrate recent quarterly fluctuations. The loss per share for the third and fourth quarters of fiscal 1997 has been recalculated in order to be presented on a consistent basis with the restatement discussed in
Note 10 of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K, as amended, for the year ended September 30, 1997. The accounting presentation has no impact on the reported operating loss.

                               Q397        Q497        Q198       Q298
                             ---------   ---------   --------   --------
                               (in millions, except per share amounts)
Revenue...................    $  31.7     $  25.9    $  32.1    $  47.0
Net Loss..................    $ (10.7)    $ (17.5)   $ (36.8)   $ (31.5)
Loss Per Share............    $ (0.31)    $ (0.33)   $ (0.57)   $ (0.43)
Weighted average shares...     44,054      53,806     68,939     72,973

INTERNATIONAL OPERATIONS AND SALES

     International sales generated 42% and 20% of the Company's revenues in fiscal year 1997, and the six-month period ended March 31, 1998, respectively, and the Company expects international sales to continue to constitute a significant percentage of its total sales in the future. The international portion of the Company's business is subject to a number of risks, including difficulties in building and managing foreign operations and foreign reseller networks, the differing product needs of foreign customers, fluctuations in the value of foreign currencies, import-export duties and quotas, and regulatory, economic and political changes. The Company's international sales are predominantly denominated in U.S. dollars. Accordingly, a significant increase in the valuation of the U.S. dollar and the resultant increase in the cost of the Company's products to foreign purchasers could have a material adverse effect on the Company's foreign sales and its profits. Moreover, the Company relies on foreign companies for the supply of certain critical components and is increasingly relying on foreign companies for the manufacture of certain of its products, and these relationships may be subject to some of the same risks that affect its international sales as well as the adverse effects of a significant decrease in the valuation of the U.S. dollar. There can be no assurance that these factors will not materially and adversely affect the Company's international sales and its overall business and financial performance. The Company currently does not enter into foreign currency exchange contracts to hedge exposure related to foreign currency exchange risk, and it does not enter into transactions involving derivative financial instruments to hedge such risks or for trading purposes. At April 30, 1998, the Company had no forward exchange contracts outstanding.

     The financial systems in Japan, South Korea, Taiwan, Singapore and other Asian nations have experienced significant turmoil. Recently announced financial failures by leading Asian financial institutions have increased concerns over Asian economic stability. Such turmoil in the financial markets has caused companies and individual consumers in those countries to delay or defer capital expenditures. Although the Company does not derive a significant percentage of its revenues from sales in Asia, diminished economic growth in Asia could adversely affect the Company's plan to expand sales of its new products in Asia.

MANAGEMENT CHANGES; DEPENDENCE ON KEY PERSONNEL

     The Company's success will depend in large part on the capabilities of the members of the new management team, most of whom have been with the Company for less than 18 months, to implement a successful turnaround strategy. The Company's success will also depend in significant part on its ability to attract and retain highly-skilled management and other personnel. Competition for such personnel in the computer industry is intense. The Company has from time to time experienced difficulty in finding sufficient numbers of qualified professional and production personnel and may experience similar difficulties in the future. Effective April 30, 1998, the Company's chief financial officer resigned and was replaced on an acting basis by the Company's senior vice president and treasurer, who has been with SyQuest since 1996.

CERTAIN MARKETING AND SALES RISKS

     Consistent with industry practices, the Company's arrangements with its customers generally allow customers, in the event of a price decrease, a credit equal to the difference between the price originally paid and the reduced price on units in the customers' inventories on the date of the price reduction. When a price reduction is anticipated, the Company establishes reserves, based on the return history experienced by the Company, for amounts it estimates will be reimbursed to qualifying customers. Reserves may not always be sufficient if the price cuts are greater than anticipated. Future returns or price protection charges could adversely affect the Company's results of operations, particularly because future results will depend on recently introduced products for which the Company has little or no operating history. In addition, customers generally have stock rotation rights permitting them to return slower-moving products in inventory within specified time periods in exchange for compensating orders of other products. Any buildup of inventory at the Company or in its distribution channels that does not sell through to end users could have material adverse effects on the Company's operating results and financial condition.

     From time to time and especially during periods of transition to new products, the Company experiences product defects and returns. If the Company experiences quality or reliability problems with its new products that result in significant defects and returns, the Company's operating results could be adversely affected.

     The Company markets its products primarily through computer product distributors and retailers. Distribution channels for personal computers and accessories have been characterized by rapid change, including consolidation and financial difficulties of distributors. The loss or ineffectiveness of any of the Company's major distributors could have a material adverse effect on the Company's results of operations. In addition, because the Company grants credit to its customers, a substantial portion of outstanding accounts receivable are due from computer product distributors and certain large retailers. At March 31, 1998, the customers with the ten highest accounts receivable balances totaled $27.5 million, or 81%, of gross accounts receivable at that date. The Company has no reason to believe these receivable balances are uncollectible, but the Company's results of operations and financial condition could be materially adversely affected if any one or a group of these customers' receivable balances should be deemed uncollectible.

ABSENCE OF DIVIDENDS

     The Company's policy is to retain its earnings to finance future growth. The Company has not paid any cash dividends in the last three fiscal years and it does not anticipate declaring cash dividends on its Common Stock in the foreseeable future. In addition, the payment of cash dividends is restricted by certain of the Company's borrowing arrangements. See Note 4 of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K, as amended, for the year ended September 30, 1997.

EFFECT OF ANTI-TAKEOVER PROVISIONS

     The Board of Directors of the Company is authorized by its Certificate of Incorporation to issue up to 4,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares, which, under certain circumstances, could be issued without any vote or action by the Company's stockholders. To date, the Company has issued approximately 440,440 shares of preferred stock. Several of the Company's financings have included significant warrant coverage, which, when exercised, will result in the issuance of additional shares of Common Stock. See "Risk Factors -- Convertible Securities, Options and Warrants; Dilution." Future issuances of preferred stock and warrants could further dilute the equity investments of the purchasers of Common Stock in this offering, and the rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of the issued and outstanding Preferred Stock and any preferred stock and warrants that may be issued in the future. Moreover, issuances of preferred stock and warrants in the future could be used to impede an acquisition of the Company that the Board of Directors does not approve. The Company is also subject to the anti-takeover provisions of section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person first became an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of section 203 could also have the effect of delaying or preventing a change of control in the Company.

DEPENDENCE ON PROPRIETARY TECHNOLOGY

     The Company's ability to compete effectively in its markets depends heavily on the establishment and maintenance of proprietary technologies. The Company relies on a combination of patent, copyright and trade secret law to protect the technology in its drives and cartridges. The Company holds numerous U.S. and foreign patent applications and patents relating to its drives and hard disk cartridges. Many of these patents and applications, however, do not pertain to the Company's recent product generations, and there can be no assurance as to the degree of protection afforded by these patents or the likelihood that additional patents will issue pursuant to pending patent applications. Furthermore, there can be no assurance that third parties will not independently develop the same or similar technology, develop around the patented aspects of any of the Company's products or proposed products, or otherwise obtain access to the Company's proprietary technology. In particular, the Company's sales would be materially adversely affected if any unlicensed parties develop removable cartridges compatible with the Company's disk drives.

INTELLECTUAL PROPERTY LITIGATION

     Patent and similar litigation frequently is complex and expensive and its outcome can be difficult to predict. There can be no assurance that the Company will prevail in any proceedings that have been or may be commenced by or against the Company. The Company is currently involved in the intellectual property lawsuits summarized below.

     On December 3, 1997, SPARC International, Inc. filed a lawsuit against the Company in the United States District Court for the Northern District of California. The lawsuit alleges that the Company's use of the trademark SparQ in connection with its recently introduced SparQ removable cartridge hard drive product constitutes an infringement of the SPARC trademark owned by SPARC International, Inc. The complaint requests money damages and preliminary and permanent injunctions enjoining the Company from further infringement. On December 19, 1997, SPARC International, Inc. filed a motion seeking a preliminary injunction enjoining the Company from using the SparQ trademark on its removable cartridge hard drive products and requesting a hearing which was held on March 23, 1998. Subsequently, the court denied Sparc International's motion for a preliminary injunction. The Company believes that it does not infringe any valid trademarks of SPARC International, Inc., and intends to defend the case vigorously.

     On July 29, 1997, Iomega Corporation ("Iomega") initiated an action for patent and trademark infringement against SyQuest in the United States District Court for the District of Delaware. The suit alleges that SyQuest's SyJet and EZFlyer 230 products infringe United States Utility Patent No. 5,644,444, entitled "Read/Write Protect Scheme for a Disk Cartridge and Drive," and that the cartridges sold by SyQuest for use with its SyJet and EZFlyer 230 products infringe United States Design Patent No. Des. 378,518, entitled "Computer Storage Disk Cartridge." The suit further alleges that SyQuest has infringed Iomega's claimed "Jet" trademark and engaged in unfair competition through the use of the "SyJet" name for one of its products. Iomega seeks a judgment of infringement, monetary damages, injunctive relief, disgorgement of profits, and trebled actual damages on the disputed products. Iomega also seeks exemplary damages and attorney's fees based on SyQuest's alleged willful infringement of Iomega's patents and claimed trademark. SyQuest has filed an answer and counterclaim denying infringement and requesting a declaratory judgment that the patents-in-suit are invalid and not infringed. The case is in the discovery stage. In interrogatory responses served December 3, 1997, Iomega asserted that SyQuest's recently introduced SparQ and Quest products infringe Iomega's design patent and that it is investigating whether it believes that the SparQ or Quest products infringe Iomega's utility patent. The Court has set a trial date of January 11, 1999. SyQuest believes it has meritorious defenses to Iomega's allegations and intends to defend the case vigorously.

     On March 3, 1998, Iomega filed suit in France in the Paris Court of First Instance against the Company, its French subsidiary, SyQuest Technology SARL ("SyQuest SARL"), and a distributor of the Company's products in France alleging, among other things, that the Company's SyJet cartridges infringe Iomega's cartridge design rights and a recently issued patent. The complaint requests money damages and an injunction against the Company from further infringement. Iomega subsequently requested summary proceedings in which it made a motion to enjoin the Company from selling SyJet cartridges in France based on the alleged infringement and to block sales of certain of the Company's products in France. A hearing was held in Paris on April 3, 1998, and the French court issued an order on April 30, 1998, denying Iomega's motion to enjoin sales of SyJet cartridges. The Company believes that no valid patent claims or designs of Iomega are infringed by its SyJet product and will continue to defend the action vigorously.

     On April 29, 1998, Iomega filed suit in France in the Paris Court of First Instance against the Company, its French subsidiary, SyQuest SARL, and a distributor of the Company's products in France. The suit alleges that the Company's SparQ 1.0 gigabyte cartridge infringes Iomega's design for its Jaz cartridge and Iomega's European patent application number 956002B.4 relating to an anti-rattle mechanism. The Company believes that no valid patent claims or designs of Iomega are infringed by its SparQ product and intends to defend the action vigorously.

     On or about June 10, 1997, the Company initiated litigation against Castlewood Systems, Inc. and eleven former Company employees in the Superior Court of the State of California for the County of Santa Clara, entitled SyQuest
                                                                         -------
Technology, Inc. v. Castlewood Systems, Inc., et al. (Case No. 766757),
----------------------------------------------------
asserting ten (10) causes of action, including claims for misappropriation of trade secrets, unfair competition, and breach of fiduciary duty. The complaint seeks money damages and an injunction from engaging in such conduct. On or about July 16, 1997, Castlewood filed a cross-complaint against the Company, alleging three causes of action (interference with prospective economic advantage, unfair competition and trade libel) and seeking damages and injunctive relief. Since that time, the parties have engaged primarily in hearings before Thomas E. Schatzel, Esq., the Court-appointed Discovery Referee, to finalize the Company's identification of trade secrets in accordance with the requirements of the California Code of Civil Procedure section 2019 (d), which was deemed acceptable by such Referee on October 20, 1997, and to adjudicate the discovery matters between the parties. Discovery is under way, and there can be no assurance as to what financial effect this litigation may have on the Company.

     On January 27, 1997, the Company filed a lawsuit in the United States District Court for the Northern District of California, entitled SyQuest
                                                                 -------
Technology, Inc. v. Nomai. S.A. et al. (Case No. C97-0271 FMS) (the "Nomai
--------------------------------------
Action"). The lawsuit named as defendants Nomai, S.A., Nomus, Inc. (Nomai, S.A. and Nomus, Inc. sometimes hereinafter referred to as "Nomai") Marc Frouin, Herve Frouin, Electronique d2 and La Cie Ltd., certain competitors and/or manufacturers and their shareholders. The Nomai Action alleged patent, trademark and copyright infringement, unfair competition, breach of contract and other claims arising out of the use by Nomai and others of the Company's proprietary technology in certain of Nomai's competing products. The suit seeks to block further sales of such products and damages deriving from harm done to the Company by this conduct. During April through June 1997, Nomai, S.A., Marc Frouin and Herve Frouin (collectively the "Nomai Parties") filed certain cross-complaints against the Company. The Company, Nomai, S.A. and the Nomai Parties have resolved their respective claims in the Nomai Action, pursuant to a settlement agreement. In accordance with that settlement agreement, the parties filed a Stipulation to Dismiss with prejudice the Company's complaint and the Nomai Parties' cross-complaints on December 16, 1997. The Nomai Action remains pending against defendants Electronique d2 and La Cie Ltd.

     On March 7, 1997, RKS Design, Inc. ("RKS") filed a suit against the Company in the Superior Court of the State of California for the County of Los Angeles, entitled RKS Design, Inc. v. SyQuest Technology, Inc., et al., alleging that the
         ----------------------------------------------------
Company failed to pay $48,394.21 of interest charges on fees charged for design services rendered to its EZ Flyer and SyJet products. The suit requests damages including profits associated with these products, interest and attorneys' fees. The Company has filed a counterclaim asserting, among other things, that no amount is owing to RKS, and that the Company is entitled to a refund of certain overpayments made to RKS. The Company does not believe that this claim will have a material adverse effect on the Company's financial position or results of operations.

     Periodically, the Company is made aware that technology used by the Company in the manufacture of some or all of its products may infringe on product or process technology rights held by others. Resolution of whether the Company's manufacture of products has infringed on valid rights held by others could have a material adverse effect on the Company's financial position and results of operations, and may require material changes in production processes and products. Several companies have individually contacted the Company concerning its alleged use of intellectual property belonging to them. Companies that have contacted the Company include one company that has alleged that the Company's products infringe six U.S. patents. It is the Company's belief that the claims are without merit or that the infringement claims relate to component parts purchased from vendors. The Company also believes that if this company were to prevail on its claims, the Company would be indemnified by its vendors for any liability arising from the alleged infringements and that this matter would not have a material adverse effect on its financial condition or results of operations. Another company has notified the Company that it believes a number of the Company's removable cartridge hard drive products infringe several of that company's patents relating to the use of spin motors in disc drives. The Company believes that its removable cartridge hard drive products do not infringe the claims of these patents and that some or all of the asserted patents are invalid.

SECURITIES CLASS ACTION AND DERIVATIVE LITIGATION

     The Company has been named as a defendant in four putative class action lawsuits. Two of the actions, Ravens, et al. v. Iftikar, et al. (filed April 2,
                               ---------------------------------
1996) and Belleza, et al. v. Iftikar, et al. (filed May 24, 1996) have been
          ----------------------------------
brought in the United States District Court for the Northern District of California and have been assigned to the Honorable Vaughn Walker (collectively, the "Federal Lawsuits"). Certain current and former officers and directors also have been named as defendants in the Federal Lawsuits. The plaintiffs in the Federal Lawsuits purport to represent a class of all persons who purchased the Company's Common Stock between October 21, 1994 and February 1, 1996. The Federal Lawsuits allege that the defendants violated the federal securities laws through certain alleged material misrepresentations and omissions and seek unspecified damages. In general, the litigation alleges insider trading by certain officers and directors of the Company, failures to disclose on a timely basis contamination problems in the SQ3270 drive, failure to disclose on a timely basis that the EZ135 drive could not be sold profitably given the cost of production, and the failure of certain of the Company's financial statements to reflect properly the value of inventory relating to those two drives. In January 1997, the Court denied the motion of certain plaintiffs to be appointed lead plaintiffs under the Private Securities Litigation Reform Act of 1995 (the "Reform Act") on the ground, inter alia, that the plaintiffs' published notice to the class did not constitute adequate notice of the litigation under the Reform Act. In July 1997, the Court denied a motion for reconsideration of its prior order and directed the plaintiffs to issue a revised notice and/or amend their complaint by August 22, 1997, or be subject to a motion to dismiss or for summary judgment. Plaintiffs have informed the Court that they elect to stand on the existing notice and complaint.

     The third suit, a purported class action entitled Gary S. Kaufman v.
                                                       ------------------
SyQuest Technology Inc., et al., was filed on March 25, 1996, in the Superior
-------------------------------
Court of the State of California for the County of Alameda (the "Kaufman Lawsuit"). The fourth purported class action, entitled Ravens, et al. v.
                                                        -----------------
Iftikar, et al., was filed on October 11, 1996, in the Superior Court of the
---------------
State of California for the County of Alameda (the "Ravens Lawsuit"). The Kaufman Lawsuit and the Ravens Lawsuit (collectively the "State Court Lawsuits") have been consolidated and a Consolidated Amended Complaint was filed on December 6, 1996. The allegations are essentially the same as in the Federal Lawsuits and seek unspecified damages and punitive damages on behalf of all persons who purchased the Company's Common Stock from October 21, 1994, through February 1, 1996. Pursuant to a Stipulation and Order entered on August 6, 1997, the State Court Lawsuits have been referred to mediation before a retired federal judge.

     On May 14, 1996, the Company was served with a shareholder derivative action filed in the Superior Court of the State of California for the County of Alameda, entitled John Nitti, et al. v. Syed Iftikar, et al. (the "Derivative
                  ------------------------------------------
Lawsuit"). On July 22, 1996, plaintiffs filed an amended complaint. The action seeks to recover unspecified damages and punitive damages on behalf of the Company from current and former officers and directors of the Company for alleged breach of fiduciary duty, unjust enrichment and waste of corporate assets. The Company is a nominal defendant in the action. The complaint alleges that the officers and directors issued false and misleading information and sold shares of the Company's stock at artificially inflated prices. The allegations are essentially the same as those in the putative class actions. Counsel for plaintiffs in the Derivative Lawsuit are participating in the mediation ordered for the State Court Lawsuits described above.

     The Company has defended the Federal Lawsuits, the State Court Lawsuits and the Derivative Lawsuit vigorously, but there can be no assurance as to the outcome or the financial effect, if any, the litigation may have on the Company. If there is an adverse result, the Company does not expect any particular product line to be affected as the plaintiffs seek monetary damages rather than injunctive relief. Nevertheless, a materially unfavorable outcome could have an adverse effect on the Company's financial condition and cash flow. No loss contingency has been established for these lawsuits as the amount of losses, if any, are not yet determinable or reasonably estimable.

                                USE OF PROCEEDS


     The proceeds from the sale of the shares of Common Stock offered hereby are solely for the accounts of the Selling Stockholders. Accordingly, the Company will not receive any proceeds from this offering. However, certain of the shares of Common Stock offered hereby are issuable in the future on the exercise of warrants, and the Company will receive the exercise prices payable on any exercise of such warrants. There can be no assurance that all or any part of the warrants will be exercised.

                              SELLING STOCKHOLDERS

     The Selling Stockholders are (i) certain persons who provided (or helped facilitate) equity financing to the Company or assignees of such persons, and
(ii) certain persons who provided (or are providing) certain services to the Company. The shares of Common Stock covered by this Prospectus are being registered so that the Selling Stockholders may offer the shares for resale from time to time. See "Plan of Distribution." Except as described below, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Common Stock and other securities of the Company.

     The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by each of the Selling Stockholders as of June 5, 1998, and the number of shares that may be offered for resale pursuant to this Prospectus. The number of shares of Common Stock beneficially owned by the Selling Stockholders holding Series 7 Preferred Stock is based on a hypothetical conversion of the Series 7 Preferred Stock on June 5, 1998. A conversion price of $1.484 was used, which price is the closing sale price of the Common Stock for June 5, 1998. The calculation of the total number of shares of Common Stock to be offered by the holders of such convertible securities is, however, an estimate based on 150% of the number of shares issuable on a hypothetical conversion at the price stated above. The Registration Statement of which this Prospectus is a part includes, in accordance with Rule 416 of the Securities Act, a presently indeterminable number of shares issuable on conversion of the Series 7 Preferred Stock as a result of the floating rate conversion features thereof. If the price per share of the Common Stock falls below the $1.484 amount used to calculate the hypothetical conversion of the Series 7 Preferred Stock, the number of shares of Common Stock issuable on conversion of such preferred stock could increase from the amounts listed in the following table. The use of such hypothetical conversion prices is not intended, and should in no way be construed, as a prediction of the future market price of the Common Stock.

     The information included below is based on information provided by the Selling Stockholders. Because the Selling Stockholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares of Common Stock that will be held by the Selling Stockholders after this offering can be provided. The following table has been prepared on the assumption that all shares of Common Stock offered by this Prospectus will be sold.

                                                         Shares of                           Shares of
                                                         Common Stock                        Common Stock
                                                         Beneficially       Shares of        Beneficially
                                                         Owned Prior to     Common Stock     Owned After
Name                                                     Offering/(1)(2)/   Being Offered    Offering/(3)/
----                                                     ---------------    -------------    -------------
CC Investments, LDC/(4)(5)(6)(7)(8)                            5,078,853       10,958,701           0
Southbrook International Investments, Ltd./(4)(8)              5,078,853        8,894,135           0
RGC International Investors, LDC/(4)(5)(8)(9)                  5,078,853       12,425,515           0
Nelson Partners/(4)(5)(8)(10)                                  5,078,853        1,565,325           0
Olympus Securities, Ltd./(4)(5)(8)(10)                         5,078,853        2,568,671           0
Rutgers Casualty Insurance Company/(4)                           235,882          235,882           0
Kentucky National Insurance Company(4)                           235,882          235,882           0
HSI Partnership/(4)                                              117,941          117,941           0
Blumfield Investment, Inc./(4)                                   353,818          353,818           0
Burnstein & Lindsay Securities Corp./(4)                         235,882          235,882           0
Maslo Fund, Ltd./(4)                                             885,569          885,569           0
Star High Yield Investment Management Corp./(4)                  885,569          885,569           0
Bain & Company, Inc./(4)                                       1,547,832          625,244           0
Multiple Import Export, Ltd./(5)                               3,833,516          333,516           0
Combination, Inc./(6)(8)                                       5,078,853        3,000,000           0
Capital Ventures International/(5)                             4,381,195          283,486           0
The Silakahn Route/(11)                                          350,804           96,376           0
Wharton Capital Partners/(12)                                  3,358,543        1,040,000           0
                                                              ==========       ==========
TOTAL                                                         46,895,551       44,741,512           0

____________________
(1) Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) As required by regulations of the Securities and Exchange Commission, the number of shares shown as beneficially owned includes shares which can be purchased within 60 days after June 5, 1998. The actual number of shares of Common Stock beneficially owned is subject to adjustment and could be materially less or more than the estimated amount depending on factors which cannot be predicted by the Company at this time, including, among others, the market price of the Common Stock prevailing at the actual date of conversion of Preferred Stock, and whether or to what extent dividends to the holders of certain Preferred Stock are paid in Common Stock.

(3) Assumes the sale of all shares offered hereby, and all shares otherwise registered for resale under other registration statements.

(4) The Selling Stockholders hold shares of Series 7 Preferred Stock of the Company, which are convertible into shares of Common Stock. Each share of Series 7 Preferred Stock may be converted into a number of shares of Common Stock at a conversion price which is the greater of (a) the arithmetical average of the closing sale prices of the Common Stock for the five consecutive trading days preceding the conversion, and (b) 90% of the closing sale price the day before the conversion, but in any event not greater than $3.00. Each Selling Stockholder also holds a warrant to purchase shares of the Company's Common Stock at an exercise price of $3.075 per share. If the Company's stockholders approve the issuance of shares of Common Stock in excess of the 19.9% Limit (described below), then the exercise price of the warrants shall be the greater of (a) 120 percent of the arithmetical average of the closing sale prices per share of Common Stock, as reported by The Nasdaq National Market on the five consecutive trading days preceding the delivery of any notice of exercise, and (b) the closing sale price on the day preceding the delivery of the notice of exercise, provided that in no event shall the exercise price exceed $3.075 per share. The number of shares of Common Stock underlying each such warrant equals the number of shares of Common Stock issuable on a hypothetical conversion of the Series 7 Preferred Stock at a Common Stock per share price of $2.965, divided by two. Unless waived by the warrant holder, the warrant issued to each Selling Stockholder is not exercisable until the lapse of a period ending on the sixty-fifth day after a Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrant up to the number of shares designated in the 65-day notice by providing further notice to the Company that such Selling Stockholder is exercising the warrant. The number of shares shown as being offered in the table is based on (i) 150% of the number of shares of Common Stock issuable on conversion of the Series 7 Preferred Stock, at a conversion price of $1.484 (which is the conversion price based on the price per share of the Common Stock as of June 6, 1998) and (ii) the number of warrant shares each Selling Stockholder acquired as part of the purchase of Series 7 Preferred Stock. The Selling Stockholder can convert Series 7 Preferred Stock into Common Stock only to the extent that the number of shares issued thereby, combined with the number of shares of Common Stock already held by such Selling Stockholder and its affiliates, would not exceed 5.0% of the number of then outstanding shares of Common Stock, as determined in accordance with Section 13(d) of the Exchange Act (the "5.0% Limit"). If on the conversion of the Series 7 Preferred Stock, the Company would be required to issue more than 19.9% of its issued and outstanding Common Stock as of February 13, 1998, and to do so would require stockholder approval, the number of shares issuable on such conversion will be limited to 19.9% (the "19.9% Limit") until stockholder approval is obtained or the Company's Common Stock is delisted from The Nasdaq National Market. The Selling Stockholders may use the shares of Common Stock offered hereby to cover short sales of the Common Stock if such short sales occur on or after the date of their purchase of the Series 7 Preferred Stock. For a further description of the rights of the holders of Series 7 Preferred Stock, see the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 7, filed as an exhibit to the Company's Current Reports on Form 8-K dated February 13, 1998, and February 17, 1998, and the related Securities Purchase Agreements (with exhibits) attached thereto.

(5) The shares of Common Stock being registered include shares of Common Stock underlying certain warrants and shares of Common Stock issued in lieu of a cash payment. The Common Stock and warrants were issued as a penalty for the late registration of shares of Common Stock issuable in connection with the sale of the Series 5 Preferred Stock. The number of additional warrants each Selling Stockholder received was calculated by multiplying 6.67% of the total number of warrants each Selling Stockholder received in connection with the sale of the Series 5 Preferred Stock by the number of months for which the Company was late in its registration obligations. The warrants may be exercised at a price equal to 130% of the greater of (a) the arithmetical average of the closing sales price per share of Common Stock on the five consecutive trading days preceding the delivery of the exercise notice and (b) such closing sale price on the day immediately prior to the delivery of the exercise notice, but in any event not greater than $3.0469. The warrants issued to the Selling Stockholders are immediately exercisable, subject to ownership limitations set forth in the Series 5 Security Purchase Agreement each Selling Stockholder executed with the Registrant. The number of shares of Common Stock issued was calculated by multiplying 1.0% of the purchase price each Selling Stockholder paid for its Series 5 Preferred Stock by the number of months for which the Company was late in its registration obligations, and dividing that amount by the market value of the Common Stock. For a further description of the Series 5 Preferred Stock transaction, see the Company's Reports on Form 8-K dated August 11, 1997, and October 4, 1997, and the related Securities Purchase Agreement (with exhibits) attached thereto.

(6) The shares of Common Stock being registered include Common Stock underlying warrants issued to the Selling Stockholders as an incentive for exercising certain warrants during the first quarter of fiscal 1998. The exercise price of the warrants is 130 percent of the greater of (a) the arithmetical average of the closing sale prices per share of Common Stock on the five consecutive trading days preceding the delivery of a notice of exercise and
     (b) such closing sale price on the day immediately preceding the delivery of the notice of exercise, provided that in no event shall the exercise price exceed $2.375. Unless waived by the Company, each warrant issued to a Selling Stockholder is not exercisable until the lapse of a period ending on the sixty-fifth day after such Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrant up to the number of shares designated in the 65-day notice by providing further notice to the Company that the Selling Stockholder is exercising the warrant.

(7) Castle Creek Partners, LLC is the investment advisor to CC Investments, LDC, and consequently may have voting control and investment discretion over securities held by CC Investments, LDC. Castle Creek Partners, LLC disclaims beneficial ownership of any securities owned by CC Investments, LDC. The address of Castle Creek Partners, LLC is 333 West Wacker Drive, Chicago, IL 60606.

(8) Because the Selling Stockholders are subject to the 5.0% Limit, the number of shares of Common Stock shown to be beneficially owned by each Selling Stockholder is 5.0% of the number of outstanding shares of Common Stock as of May 18, 1998. If the Selling Stockholders were not subject to the 5.0% Limit, the shares of Common Stock beneficially owned by them would be as follows: CC Investments, LDC, 19,309,520 shares; Southbrook International Investments, Ltd., 10,161,435 shares; RGC International Investors, LDC, 14,781,107 shares; Nelson Partners, 11,991,683 shares; Olympus Securities, Ltd., 14,427,503 shares; Combination, Inc., 8,500,000.

(9) The number of shares of Common Stock beneficially owned by RGC International Investors, LDC ("RGC") includes 27,248 shares of Common Stock underlying warrants issued to Rose Glen Funding, Inc. ("Rose Glen"), an affiliate of Rose Glen Capital Management, L.P. (the investment manager of
     RGC), from October 1996 through February 1997 as part of a financing separate from the Company's sale of Series 7 Preferred Stock. Such shares of Common Stock have been previously registered by the Company pursuant to Registration Statement No. 333-17119.

(10) The number of shares of Common Stock beneficially owned by Nelson Partners ("Nelson") and Olympus Securities, Ltd. ("Olympus") includes 2,318,883 and 2,217,030 shares of Common Stock, respectively, that were previously acquired on conversion of shares of Series 4 Preferred Stock and that underlie related warrants and additional warrants issued to Nelson and Olympus during the period October 1996 through May 1997. The shares of such Common Stock were previously registered by the Company pursuant to Registration Statement Nos. 333-17119 and 333-28225. Citadel Limited Partnership is the managing general partner of Nelson and the trading manager of Olympus, and has voting control and investment discretion over securities held by both Nelson and Olympus. Information provided for Nelson does not include the shares owned by Olympus, and information provided for Olympus does not include the shares owned by Nelson.

(11) The Selling Stockholder has the right to acquire Common Stock pursuant to certain Stock Purchase Warrants granted as part of the Selling Stockholder's compensation for providing certain consulting services to the Company. The exercise price of the warrants is equal to 130 percent of the greater of (a) the arithmetical average of the closing sale prices per share of Common Stock, as reported by The Nasdaq National Market on the five consecutive trading days preceding the delivery of a notice of exercise, and (b) the closing sale price on the day preceding the delivery of the notice of exercise, provided that in no event shall the exercise price exceed $3.0469 per share. Unless waived by the Company, the warrants issued to the Selling Stockholder are not exercisable until the lapse of a period ending on the sixty-fifth day after such Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrant up to the number of shares designated in the 65-day notice by providing further notice to the Company that such Selling Stockholder is exercising the warrant.

(12) The Selling Stockholder has the right to acquire Common Stock pursuant to a certain warrant granted as part of the Selling Stockholders' compensation for facilitating certain financings for the Company. The exercise price of the warrant is $2.25.

                              PLAN OF DISTRIBUTION

     The Company is registering the shares of Common Stock offered by the Selling Stockholders pursuant to contractual registration rights.

     The shares of Common Stock offered hereby may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on The Nasdaq National Market or on any exchange on which the Common Stock is listed for trading or in the over-the-counter market or otherwise at prices and on terms then prevailing or related to the then current market price, or in negotiated transactions. The shares of Common Stock may be sold to or through one or more broker-dealers, acting as agent or principal in underwritten offerings, block trades, agency placements, exchange distributions, brokerage transactions or otherwise, or in any combination of transactions. The shares of Common Stock offered hereby may be used to settle sales of Common Stock effected on or after the date Preferred Stock is converted into Common Stock.

     The Company has been advised that from time to time, one or more of the Selling Stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of Preferred Stock owned by them. In the event of a default and foreclosure, such pledgees, secured parties or persons to whom such securities have been hypothecated would be deemed to be Selling Stockholders hereunder. The Company has been advised that some Selling Stockholders may also lend or pledge the Common Stock offered hereby to a broker-dealer and the broker-dealer may sell such Common Stock, or on a default and foreclosure may sell or otherwise transfer the pledged Common Stock. In addition, the Company has been advised that the Selling Stockholders or one or more broker-dealers may, from time to time, sell short the Common Stock, and, in such instances, this Prospectus may be delivered in connection with such short sales and the shares of Common Stock offered hereby may be used to cover such short sales. See "Risk Factors -- Volatility of Stock Price; Risk of Continued Short Selling."

     In connection with any transaction involving the Common Stock, broker-dealers or others may receive from the Selling Stockholders, and may in turn pay to other broker-dealers or others, compensation in the form of commissions, discounts or concessions in amounts to be negotiated at the time. Broker-dealers and any other persons participating in a distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such distribution, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act.

     Any or all of the sales or other transactions involving the Common Stock described above, whether effected by the Selling Stockholders, any broker-dealer or others, may be made pursuant to this Prospectus. In addition, any shares of Common Stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     To comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from such registration or qualification requirements is available and complied with under applicable state securities laws.

     The Company and the Selling Stockholders have agreed, and hereafter may further agree, to indemnify each other and certain persons, including broker-dealers or others, against certain liabilities in connection with any offering of the Common Stock, including liabilities arising under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters will be passed on for the Company by Shartsis, Friese & Ginsburg LLP, San Francisco, California.

                                    EXPERTS

     The consolidated financial statements and schedules of SyQuest Technology, Inc. at September 30, 1996, and for each of the two years in the period ended September 30, 1996, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and are included herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and schedules incorporated in this Prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended September 30, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



            TABLE OF CONTENTS
                                    PAGE

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE...............  3

ADDITIONAL INFORMATION...............  3

THE COMPANY..........................  4

RISK FACTORS.........................  5

USE OF PROCEEDS...................... 19

SELLING STOCKHOLDERS................. 19

PLAN OF DISTRIBUTION................. 23

LEGAL MATTERS........................ 23

EXPERTS.............................. 23






                               44,741,512 SHARES









                            SYQUEST TECHNOLOGY, INC.








                                  COMMON STOCK






                           __________________________
                                   PROSPECTUS
                           __________________________





                  ===========================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All amounts shown are estimates except for the registration fee.


     Registration fee                                       $18,973.20
     Blue sky qualification fees and expenses                      -0-
     Printing and engraving expenses                          1,000.00
     Legal fees and expenses                                 35,000.00
     Accounting fees and expenses                             3,000.00
     Miscellaneous                                            1,000.00
                                                            ----------

     Total                                                  $58,973.20
                                                            ==========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As permitted by section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), the Restated Certificate of Incorporation (the "Certificate") of the Registrant provides that the personal liability of the directors of the Registrant for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permissible under Delaware law, except (i) for any breach of the director's duty of loyalty to the Registrant, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Although the Certificate provides protection from awards of monetary damages for breaches of the duty of care, it does not eliminate a director's duty of care, nor does the Certificate affect the availability of equitable remedies, such as injunctions, based on a director's breach of the duty of care. These provisions apply to officers of the Registrant only if they are also directors of the Registrant acting in their capacity as directors, and do not apply to officers who are not directors of the Registrant.

     The Certificate also provides that the Registrant is authorized to indemnify its directors, officers, employees and agents for breach of duty to the Registrant and its stockholders through By-law provisions or agreements with such persons or both, in excess of the indemnification otherwise permitted by section 145 of the DGCL, but subject to the limitations set forth above in section 102(b)(7) of the DGCL. Pursuant to the authority provided in the Certificate, the Registrant has adopted By-laws that require the Registrant to indemnify its directors, officers, employees and agents to the fullest extent permitted by applicable law. The Registrant has also entered into agreements to indemnify its directors and executive officers. These agreements, among other things, require the Registrant to indemnify the directors and executive officers to the fullest extent not expressly prohibited by applicable law or the Certificate and to advance legal expenses to such persons in connection with any action or proceeding or any threatened action or proceeding, whether civil or criminal, arising out of such person's service as a director, officer, employee or agent of the Registrant or any subsidiary of the Registrant, so long as such person is entitled to indemnification as determined in the manner provided in the agreement. The burden is on the Registrant to establish that the individual is not entitled to indemnification.

     The Registrant's Certificate and By-laws and the indemnification agreements with its directors and executive officers authorize indemnification to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     In addition, the Registrant has purchased and maintains an insurance policy covering its directors and officers with respect to certain liabilities arising under the Securities Act or otherwise. Under the terms of their registration rights agreements, certain of the Selling Stockholders may be obligated to indemnify the Registrant and its directors and officers under certain circumstances for liabilities under the Securities Act.

ITEM 16.  EXHIBITS.

               (a)  Exhibits.

EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT
------         -----------------------

3.1 Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K/A for the fiscal period ended September 30, 1996.

3.2 Amendment to Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-3 filed December 2, 1996 (File No. 333-17119), as amended.

3.3 By-Laws of the Company. Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1996.

4.1 Corrected Certificate of Designations, Preferences and Rights of 7% Cumulative Convertible Preferred Stock, Series 1. Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated June 14, 1996 (the "June 14, 1996, Form 8-K").

4.2 Securities Purchase Agreement, dated as of May 31, 1996, by and among the Company and holders of 7% Cumulative Convertible Preferred Stock, Series 1. Incorporated by reference to Exhibit 10.1 to the June 14, 1996, Form 8-K.

4.3 Registration Rights Agreement dated as of May 31, 1996, by and among the Company and holders of 7% Cumulative Convertible Preferred Stock, Series 1. Incorporated by reference to Exhibit 10.2 to the June 14, 1996, Form 8-K.

4.4 6% Convertible Subordinated Debenture dated July 15, 1996. Incorporated by reference to Exhibit 10.3 to the Company's Form S-3 Registration Statement No. 333-7369 ("Registration 333-7369").

4.5 Registration Agreement dated July 15, 1996, among the Company and WISRS (Malaysia) SDN.BHD. Incorporated by reference to Exhibit 10.4 to Registration 333-7369

4.6 Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 1, as amended and agreed to be amended. Incorporated by Reference to Exhibit 3.1 to the Company's Current Report on Form 8-K/A dated October 31, 1996 (the "October 31, 1996, Form 8-K/A").

4.7 Certificate of Designations, Preferences and Rights of 5% Cumulative Preferred Stock, Series 2. Incorporated by reference to Exhibit 3.2 to the October 31, 1996, Form 8-K/A.

4.8 Securities Purchase Agreement dated as of October 8, 1996, among the Company and the buyers of the Convertible Preferred Stock, Series 1 including the following exhibits: Form of Warrant, Form of Registration Rights Agreement, Form of Escrow Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.1 to the October 31, 1996, Form 8-K/A.

4.9 Securities Purchase Agreement dated as of October 8, 1996, among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.2 to the October 31, 1996, Form 8-K/A.

4.10 Securities Purchase Agreement dated as of October 8, 1996, among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.3 to the October 31, 1996, Form 8-K/A.

4.11 Securities Purchase Agreement dated as of October 8, 1996, among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.4 to the October 31, 1996, Form 8-K/A.

4.12 Securities Purchase Agreement dated as of October 8, 1996, among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.5 to the October 31, 1996, Form 8-K/A.

4.13 Securities Purchase Agreement dated as of September 27, 1996, between the Company and Atmel Corporation, including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.6 to the October 31, 1996, Form 8-K/A.

4.14 Securities Purchase Agreement dated as of October 18, 1996, between the Company and Petronic International, Inc., including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.7 to the October 31, 1996, Form 8-K/A.

4.15 Securities Purchase Agreement dated as of October 24, 1996, between the Company and SAE Magnetics (HK) Ltd., including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.8 to the October 31, 1996, Form 8-K/A.

4.16 Securities Purchase Agreement dated as of October 25, 1996, between the Company and Freight Solutions International, including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.9 to the October 31, 1996, Form 8-K/A.

4.17 Subscription Agreement dated March 31, 1997, between the Company and Fletcher International Limited, including as Annex B thereto the form of Warrant Certificate issued pursuant thereto. Incorporated by reference to
     Exhibit 10.1 to the Company's Current Report on Form 8-K dated February 28, 1997 (the "February 28, 1997, Form 8-K").

4.18 Securities Purchase Agreement dated as of February 28, 1997, between the Company and A-Com Enterprises Company, Ltd., including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.2 to the February 28, 1997, Form 8-K.

4.19 Securities Purchase Agreement dated as of March 19, 1997, between the Company and Seksun Precision Engineering Limited, including the exhibit form of Registration Rights Agreement. Incorporated by reference to
     Exhibit 10.3 to the February 28, 1997, Form 8-K.

4.20 Securities Purchase Agreement dated as of March 26, 1997, between the Company and Tongkah SDN.BHD., including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.4 to the February 28, 1997, Form 8-K.

4.21 Securities Purchase Agreement dated as of March 26, 1997, between the Company and Silicon Systems, Inc., including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.5 to the February 28, 1997, Form 8-K.

4.22 Securities Purchase Agreement dated as of April 15, 1997, between the Company and Jardine Matheson & Company, Ltd., including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated April 15, 1997 (the "April 15, 1997, Form 8-K").

4.23 Securities Purchase Agreement dated May 1, 1997, between the Company and New Enterprises Associates VII L.P., including as Annex A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 4, as Annex B thereto the form of Warrant Certificate issued pursuant thereto, as Annex C thereto the form of Delivery Letter, and as Annex D thereto the corrections to be made to the Certificate of Designations. Incorporated by reference to the April 15, 1997, Form 8-K.

4.24 Securities Purchase Agreement dated August 4, 1997, between the Company and Jayhawk Investments, L.P., including as Exhibit A thereto the form of Warrant Certificate issued pursuant thereto. Incorporated by reference to the August 4, 1997, Form 8-K.

4.25 Securities Purchase Agreement dated September 3, 1997, between the Company and Olympus Securities, Inc., including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 5, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the August 4, 1997, Form 8-K.

4.26 Securities Purchase Agreement dated October 3, 1997, between the Company and Olympus Securities, Inc., including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 5, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the August 4, 1997, Form 8-K.

4.27 Securities Purchase Agreement dated October 13, 1997, between the Company and Bain & Company, Inc., including as Annex A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 4, and as Annex B thereto the form of Warrant Certificate issued pursuant thereto. Reference is made to Exhibit 4.27 of the Company's Registration Statement on Form S-3 filed on November 14, 1997 (Registration No. 33-40329).

4.28 Warrant Certificates dated as of June 27, 1997, issued to Silicon Valley Bank. Incorporated by reference to the June 27, 1997, Form 8-K.

4.29 Warrant Certificates dated as of June 27, 1997, issued to Greyrock Business Credit. Incorporated by reference to the June 27, 1997, Form 8-K.

4.30 Warrant Certificates dated as of July 23, 1997, August 15, 1997, September 15, 1997, and October 15, 1997, issued to The Silakhan Route. Incorporated by reference to the June 27, 1997, Form 8-K.

4.31 Warrant Certificate dated as of November 10, 1997, issued to Wharton Capital Partners. Incorporated by reference to the June 27, 1997, Form 8-K.

4.32 Securities Purchase Agreement dated February 13, 1998, between the Company and CC Investments, LDC, including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 7, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the February 13, 1998, Form 8-K.

4.33 Securities Purchase Agreement dated February 13, 1998, between the Company and Olympus Securities, Ltd., including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 7, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the February 13, 1998, Form 8-K.

4.34 Securities Purchase Agreement dated May 7, 1998, between the Company and Bain & Company, Inc., including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 7, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the April 22, 1998, Form 8-K.

4.35 Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 6. Incorporated by reference to
     Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 1998.

5.1  Opinion of Shartsis, Friese & Ginsburg LLP attached hereto as Exhibit 5.1.

23.1 Consent of Ernst & Young LLP, independent auditors attached hereto as
     Exhibit 23.1.

23.2 Consent of Price Waterhouse LLP, independent accountants attached hereto as
     Exhibit 23.2.

23.3 Consent of Shartsis, Friese & Ginsburg LLP. Reference is made to Exhibit
     5.1.

24.1 Power of Attorney of certain officers and directors (included in Part II of the Registration Statement).

ITEM 17.  UNDERTAKINGS.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post effective amendment by these paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the intial bona fide offering thereof.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 9th day of June, 1998.

                                     SYQUEST TECHNOLOGY, INC.


                                     By: /s/ Edwin L. Harper
                                         -----------------------------
                                         Edwin L. Harper,
                                         President and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Edwin L. Harper and Michael Clemens, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of SyQuest Technology, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      SIGNATURE              TITLE                                             DATE
      ---------              ----                                              ----
/s/ Edwin L. Harper          President, Chief Executive Officer and Director   June 9, 1998
--------------------------   (Principal Executive Officer)
Edwin L. Harper

/s/ Michael Clemens          Acting Chief Financial Officer (Senior Vice       June 9, 1998
--------------------------   President and Treasurer)
Michael Clemens

/s/ Edward L. Marinaro       Chairman of the Board and Director                June 9, 1998
--------------------------
Edward L. Marinaro

/s/ C. Richard Kramlich      Director                                          June 9, 1998
--------------------------
C. Richard Kramlich


                               INDEX TO EXHIBITS


  EXHIBIT                                                            SEQUENTIAL
  NUMBER                       DESCRIPTION OF DOCUMENT                PAGE NO.
  ------                       -----------------------                --------
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3.1  Restated Certificate of Incorporation of the Company.  Incorporated by
     reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K/A for the fiscal period ended September 30, 1996.

3.2 Amendment to Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-3 filed December 2, 1996 (File No. 333-17119), as amended.

3.3 By-Laws of the Company. Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1996.

4.1 Corrected Certificate of Designations, Preferences and Rights of 7% Cumulative Convertible Preferred Stock, Series 1. Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated June 14, 1996.

4.2 Securities Purchase Agreement, dated as of May 31, 1996, by and among the Company and holders of 7% Cumulative Convertible Preferred Stock, Series 1. Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated June 14, 1996.

4.3 Registration Rights Agreement dated as of May 31, 1996, by and among the Company and holders of 7% Cumulative Convertible Preferred Stock, Series 1. Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K dated June 14, 1996.

4.4 6% Convertible Subordinated Debenture dated July 15, 1996. Incorporated by reference to Exhibit 10.3 to the Company's Form S-3 Registration Statement No. 333-7369.

4.5 Registration Agreement dated July 15, 1996, among the Company and WISRS (Malaysia) SDN.BHD. Incorporated by reference to Exhibit 10.4 to the Company's Form S-3 Registration Statement No. 333-7369.

4.6 Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 1, as amended and agreed to be amended. Incorporated by Reference to Exhibit 3.1 to the Company's Current Report on Form 8-K/A dated October 31, 1996.

4.7 Certificate of Designations, Preferences and Rights of 5% Cumulative Preferred Stock, Series 2. Incorporated by reference to Exhibit 3.2 to the October 31, 1996, Form 8-K/A.

4.8 Securities Purchase Agreement dated as of October 8, 1996, among the Company and the buyers of the Convertible Preferred Stock, Series 1 including the following exhibits: Form of Warrant, Form of Registration Rights Agreement, Form of Escrow Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.1 to the October 31, 1996, Form 8-K/A.

4.9 Securities Purchase Agreement dated as of October 8, 1996, among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to

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     the representations.  Incorporated by reference to Exhibit 10.2 to the
     October 31, 1996, Form 8-K/A.

4.10 Securities Purchase Agreement dated as of October 8, 1996, among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.3 to the October 31, 1996, Form 8-K/A.

4.11 Securities Purchase Agreement dated as of October 8, 1996, among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.4 to the October 31, 1996, Form 8-K/A.

4.12 Securities Purchase Agreement dated as of October 8, 1996, among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.5 to the October 31, 1996, Form 8-K/A.

4.13 Securities Purchase Agreement dated as of September 27, 1996, between the Company and Atmel Corporation, including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.6 to the October 31, 1996, Form 8-K/A.

4.14 Securities Purchase Agreement dated as of October 18, 1996, between the Company and Petronic International, Inc., including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.7 to the October 31, 1996, Form 8-K/A.

4.15 Securities Purchase Agreement dated as of October 24, 1996, between the Company and SAE Magnetics (HK) Ltd., including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.8 to the October 31, 1996, Form 8-K/A.

4.16 Securities Purchase Agreement dated as of October 25, 1996, between the Company and Freight Solutions International, including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.9 to the October 31, 1996, Form 8-K/A.

4.17 Subscription Agreement dated March 31, 1997, between the Company and Fletcher International Limited, including as Annex B thereto the form of Warrant Certificate issued pursuant thereto. Incorporated by reference to
     Exhibit 10.1 to the Company's Current Report on Form 8-K dated February 28, 1997 (the "February 28, 1997, Form 8-K").

4.18 Securities Purchase Agreement dated as of February 28, 1997, between the Company and A-Com Enterprises Company, Ltd., including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.2 to the February 28, 1997, Form 8-K.

4.19 Securities Purchase Agreement dated as of March 19, 1997, between the Company and Seksun Precision Engineering Limited, including the exhibit form of Registration Rights Agreement. Incorporated by reference to
     Exhibit 10.3 to the February 28, 1997, Form 8-K.

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4.20 Securities Purchase Agreement dated as of March 26, 1997, between the
     Company and Tongkah SDN.BHD., including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.4 to the February 28, 1997, Form 8-K.

4.21 Securities Purchase Agreement dated as of March 26, 1997, between the Company and Silicon Systems, Inc., including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.5 to the February 28, 1997, Form 8-K.

4.22 Securities Purchase Agreement dated as of April 15, 1997, between the Company and Jardine Matheson & Company, Ltd., including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated April 15, 1997 (the "April 15, 1997, Form 8-K").

4.23 Securities Purchase Agreement dated May 1, 1997, between the Company and New Enterprises Associates VII L.P., including as Annex A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 4, as Annex B thereto the form of Warrant Certificate issued pursuant thereto, as Annex C thereto the form of Delivery Letter, and as Annex D thereto the corrections to be made to the Certificate of Designations. Incorporated by reference to the April 15, 1997, Form 8-K.

4.24 Securities Purchase Agreement dated August 4, 1997, between the Company and Jayhawk Investments, L.P., including as Exhibit A thereto the form of Warrant Certificate issued pursuant thereto. Incorporated by reference to the August 4, 1997, Form 8-K.

4.25 Securities Purchase Agreement dated September 3, 1997, between the Company and Olympus Securities, Inc., including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 5, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the August 4, 1997, Form 8-K.

4.26 Securities Purchase Agreement dated October 3, 1997, between the Company and Olympus Securities, Inc., including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 5, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the August 4, 1997, Form 8-K.

4.27 Securities Purchase Agreement dated October 13, 1997, between the Company and Bain & Company, Inc., including as Annex A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 4, and as Annex B thereto the form of Warrant Certificate issued pursuant thereto. Reference is made to Exhibit 4.27 of the Company's Registration Statement on Form S-3 filed on November 14, 1997 (Registration No. 33-40329).

4.28 Warrant Certificates dated as of June 27, 1997, issued to Silicon Valley Bank. Incorporated by reference to the June 27, 1997, Form 8-K.

4.29 Warrant Certificates dated as of June 27, 1997, issued to Greyrock Business Credit. Incorporated by reference to the June 27, 1997, Form 8-K.

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4.30 Warrant Certificates dated as of July 23, 1997, August 15, 1997, September
     15, 1997, and October 15, 1997, issued to The Silakhan Route. Incorporated by reference to the June 27, 1997, Form 8-K.

4.31 Warrant Certificate dated as of November 10, 1997, issued to Wharton Capital Partners. Incorporated by reference to the June 27, 1997, Form 8-K.

4.32 Securities Purchase Agreement dated February 13, 1998, between the Company and CC Investments, LDC, including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 7, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the February 13, 1998, Form 8-K.

4.33 Securities Purchase Agreement dated February 13, 1998, between the Company and Olympus Securities, Ltd., including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 7, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the February 13, 1998, Form 8-K.

4.34 Securities Purchase Agreement dated May 7, 1998, between the Company and Bain & Company, Inc., including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 7, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the April 22, 1998, Form 8-K.

4.35 Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 6. Incorporated by reference to
     Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 1998.

5.1  Opinion of Shartsis, Friese & Ginsburg LLP attached hereto.

23.1 Consent of Ernst & Young LLP, independent auditors attached hereto.

23.2 Consent of Price Waterhouse LLP, independent accountants attached hereto.

23.3 Consent of Shartsis, Friese & Ginsburg LLP. Reference is made to Exhibit
     5.1.

24.1 Power of Attorney of certain officers and directors (included in Part II of the Registration Statement).

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